Exhibit 99.1

Marijuana Retailer and Producer Kaya Holdings, Inc. (OTCQB:KAYS) Signs Agreement With Leading Canadian Franchise Development and Sales Group To Establish and Implement the Kaya Shack™ Retail Cannabis Store Franchise Program in Canada Targeting 75-100 Kaya Shack™ Locations

Fort Lauderdale, Florida, July 30, 2019 - Kaya Holdings, Inc. (OTCQB:KAYS), a vertically integrated legal marijuana enterprise which cultivates, produces and retails legal medical and recreational cannabis, cannabis products under its proprietary Kaya Shack™ and Kaya Farms™ brands, announced today that it has signed an agreement with The Franchise Academy, a leading Canadian franchise development and sales group recognized for its work with top U.S. and international franchise systems.

The Franchise Academy (http://www.franchiseacademy.ca) and its founder Shawn Saraga, is a member and national sponsor of the Canadian Franchise Association. With over 15 years of industry experience and having successfully closed over 700 franchise agreements and leases across Canada, the Franchise Academy has the knowledge, expertise, network and dedication to assist select franchisors to enter the Canadian market. By leveraging the experience and sales reach of the Franchise Academy, as well as the accessibility and likability of the Kaya Shack™ brand legal marijuana and retail concept, The Franchise Academy has advised KAYS that it estimates development goals could be as high as 75-100 Kaya Shack™ retail cannabis stores in Canada by 2024, subject to regulatory approval and market acceptance.

“This agreement draws together the last critical component we need to begin our franchise program in Canada. We are grateful to Shawn and the entire Franchise Academy team for their enthusiasm, focus and helpful recommendations. We are confident in their abilities and know-how and are pleased we have gained their confidence,” commented Kaya CEO Craig Frank. This agreement marks another step in executing our strategic shift, undertaken in response to new and emerging market conditions and designed to reinstate our vibrancy and relevance as market leaders and innovators. We believe that the Canadian franchise program will serve as the foundation for our growth in the United States and globally, as regulations permit.”

Kaya Holdings to Raise Capital Via Rule 506(c) Offering to Fund KAYS Expansion and Launch Kaya Brands International

Kaya Holdings is in the process of structuring and preparing offering documentation for a private offering under Rule 506(c) of Regulation D. The Company may seek to raise up to $15 million for expansion and completion of the Company’s production capabilities, the launch of Kaya brand products, expansion of the Kaya Shack™ footprint, support of a franchise operating infrastructure, development of other foreign opportunities, and reinstating Kaya Holdings’ traditional role as an industry pacesetter.

We intend to structure the capital raise in a manner to limit dilution to current investors, while allowing them to benefit from our deployment of new capital to fund growth.  While we have not finalized the structure and terms of the offering, we anticipate that it will include both shares of KAYS stock as well as shares in Kaya Brands International, Inc., the majority-owned subsidiary we intend to form for our planned Canadian business operations

Kaya Holdings Conference Call Update. The Kaya Holdings Annual Shareholder Call, originally slated for late December 2018/early January 2019 was postponed due to pending developments with our International division and opportunities in Canada. We apologize for the delay. Interested parties are advised to go to www.kayashack.com and register for KAYS updates; a confirmation email and participation code will be sent out to all shareholders and interested parties as soon as the date is set.

About Kaya Holdings, Inc. (www.kayaholdings.com) and the Kaya Shack™ brand (www.kayashack.com) of licensed medical and recreational marijuana retail stores.

KAYS (OTCQB: KAYS), through subsidiaries, produces, distributes or sells legal premium medical and recreational cannabis products, including flower, concentrates and oils, and cannabis-infused foods. In 2014, KAYS, became the first publicly traded company to own and operate a Medical Marijuana Dispensary. KAYS has expanded and presently operates three Kaya Shack™ OLCC licensed marijuana retail stores to service the legal medical and recreational marijuana market in Oregon (www.kayashack.com), has developed its own proprietary Kaya Farms™ strains of cannabis, which it grows and produces (together with edibles and other cannabis derivatives) at its Eugene, Oregon licensed recreational and medical marijuana production and processing facility, which it acquired in October 2018 and is operating pursuant to a management agreement pending OLCC approval to reissue the license to MJAI Oregon 1, LLC (KAYS’ main Oregon Operating Subsidiary).

The Company also owns a 26-acre parcel in Lebanon, Linn County, Oregon, which it purchased in August 2017 on which it intends to construct a cultivation and production facility. KAYS filed for zoning and land use approval in early 2018, and after numerous regulatory challenges and delays, we finally received zoning and land use approval in January 2019 to build an 85,000-square foot Kaya Farms™ greenhouse grow and production facility. Kaya Farms has begun designing the facility for maximum production of approximately 100,000 pounds annually, should recent efforts by Oregon state officials to enable export, or Federal decriminalization permit Oregon cannabis farms to maximize capacity and export cannabis.

The Company maintains a genetics library of over 30 strains of cannabis and has also formulated various edibles, cannabis derivatives and marijuana cigarettes under Kaya owned brand names.

Additionally, the Company is exploring opportunities to expand its operations beyond Oregon by replicating its Kaya Shack™ brand retail outlets through franchising in other states where recreational cannabis use is legal or expected to become legal in the near term, as well as in Canada, where it is legal nationwide.

KAYS has retained the Toronto, Canada based law firm of Garfinkle Baderman, LLP to prepare the Franchise Disclosure Documents (“FDD”) and related items for the sale of Kaya Shack™ cannabis store franchises in Canada, which is the only G7 country that has legalized both medical and recreational cannabis production, sale and use on a national level. We expect the franchise sale and placement effort throughout Canada to progress over the next 3-18 months. KAYS plans to ultimately expand its franchise operations to the U.S., as regulations and laws permit.

IMPORTANT DISCLOSURE: KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to marijuana. Potential investors and shareholders are cautioned that KAYS and MJAI will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: 561-210-7664